UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 5, 2010

Jo-Ann Stores, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-06695	34-0720629
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5555 Darrow Rd., Hudson, Ohio		44236
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(330) 656-2600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2010, Jo-Ann Stores, Inc. (the "Company") entered into a letter agreement (the "Letter Agreement") with Darrell Webb, the Company’s Chairman of the Board and Chief Executive Officer, amending his employment agreement, dated March 16, 2009. The Letter Agreement extends the term of Mr. Webb's employment agreement by one additional year, until August 1, 2012. In recognition of Mr. Webb's relinquishment of the "President" title early this year, the Letter Agreement also includes a technical amendment to the "Duties" section of his employment agreement and provides that Mr. Webb will serve as the Company's Chief Executive Officer and Chairman of the Board.

This summary is qualified by reference to the full text of the Letter Agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits

Exhibit No. - 10.1 Letter Agreement, dated April 5, 2010, between Jo-Ann Stores, Inc. and Darrell Webb, amending Mr. Webb's Employment Agreement, dated March 16, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jo-Ann Stores, Inc.

April 5, 2010	By:	/s/David Goldston

Name: David Goldston
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Letter Agreement, dated April 5, 2010, between Jo-Ann Stores, Inc. and Darrell Webb, amending Mr. Webb's Employment Agreement, dated March 16, 2009